        Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 24, 2023, among Tropicana Atlantic City Corp., a New Jersey corporation (the “New Guarantor”), as a subsidiary of CAESARS ENTERTAINMENT, INC. or its permitted successor, a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H :
WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of February 6, 2023, providing for the issuance of 7.000% Senior Secured Notes due 2030 (the “Notes”), initially in the aggregate principal amount of $2,000,000,000, by and among the Company, the Subsidiary Guarantors party thereto, the Trustee and the Collateral Agent (as further amended, supplemented or otherwise modified, the “Indenture”);
WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent, the Company and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the

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Indenture. From and after the date hereof, all references in the Indenture to the “Subsidiary Guarantors” shall include the New Guarantor.
3.Notices. All notices or other communications to the New Guarantor shall be given at the following address: Caesars Entertainment, Inc., 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Facsimile: (775) 337-9218 Attn: Chief Financial Officer.
4.Execution and Delivery. The New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.
5.Confirmation of Security Interests. Each of the Company and the Subsidiary Guarantors (including the New Guarantor) hereby confirms that (a) the Notes are entitled to the benefits of the security interests set forth or created in the Collateral Agreement and the other Security Documents and (b) the Collateral Agreement and the other Security Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to this Supplemental Indenture.  Each of the Company and the Subsidiary Guarantors (including the New Guarantor) ratifies and confirms its prior grant and the validity of all Liens granted, conveyed, or assigned to the Collateral Agent by such Person pursuant to each Security Document to which it is a party with all such Liens continuing in full force and effect after giving effect to this Supplemental Indenture, and such Liens are not released or reduced hereby, and secure full payment and performance of the Notes Obligations.
6.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
7.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
9.Trustee Makes No Representation. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.
10.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
11.Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CAESARS ENTERTAINMENT, INC.,
as Company

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS, INC.
CAESARS HOSPITALITY, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CCR NEWCO, LLC
CCSC/BLACKHAWK, INC.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER, LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT–RIVERBOAT CASINO
GB INVESTOR, LLC,
as a Subsidiary Guarantor

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to First Supplemental Indenture]

IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
VEGAS DEVELOPMENT LAND OWNER LLC,
as a Subsidiary Guarantor

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to First Supplemental Indenture]

TROPICANA ATLANTIC CITY CORP.,
as a Subsidiary Guarantor

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Laurel Casasanta
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Laurel Casasanta
Name:
Title:

[Signature Page to First Supplemental Indenture]